UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
September 4, 2025

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 5.07	Submission of Matters to a Vote of Security Holders
On September 4, 2025, BGSF, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of the record date, July 18, 2025, 11,158,828 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) were issued and outstanding and entitled to vote at the Special Meeting. A total of 7,361,726 shares, or approximately 66% of the Company’s issued and outstanding Common Stock entitled to vote, were present or represented by proxy at the Special Meeting. Set forth below is a brief description of each matter voted upon at the Special Meeting and the results of voting on each such matter. The proposals are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 25, 2025 (the “Proxy Statement”).

1.    The Company’s stockholders approved the Equity Purchase Agreement, dated as of June 14, 2025 (as it may be amended from time to time in accordance with its terms, the “Equity Purchase Agreement”), among INSPYR Solutions Intermediate, LLC, a Delaware limited liability company (“Purchaser”), the Company, BG Finance and Accounting, Inc., a Delaware corporation and subsidiary of the Company (“BG F&A”), and BGSF Professional, LLC, a Delaware limited liability company and subsidiary of the Company (“BGSF Professional”), pursuant to which, among other things, the Company will (i) transfer, and cause its subsidiaries to transfer, to BGSF Professional certain assets, and cause BGSF Professional to assume, certain liabilities related to the Company’s Professional Division, (ii) cause BGSF Professional to sell all of the issued and outstanding equity interests of the foreign subsidiaries of the Company (other than a 1% equity interest of a subsidiary of the Company located in India) to INSPYR Solutions Holdings Corporation, an affiliate of Purchaser, and (iii) sell all of the issued and outstanding equity interests of BG F&A and BGSF Professional to Purchaser, in each case, upon and subject to the terms and conditions set forth in the Equity Purchase Agreement (the “Sale Proposal”).

Number of Votes For	Number of Votes Against	Number of Votes Abstained	Broker Non-Votes
7,253,539	76,494	31,693	—

2.    The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to certain of the Company’s named executive officers in connection with the transactions contemplated by the Equity Purchase Agreement.

Number of Votes For	Number of Votes Against	Number of Votes Abstained	Broker Non-Votes
5,148,119	1,921,563	292,044	—

3.    The Company’s stockholders approved the adjournment of the Special Meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale Proposal.

Number of Votes For	Number of Votes Against	Number of Votes Abstained	Broker Non-Votes
7,195,930	136,979	28,817	—
Because there were sufficient votes at the time of the Special Meeting to approve the Sale Proposal, a vote on the adjournment of the Special Meeting was not necessary. Consummation of the transactions contemplated by the Equity Purchase Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Equity Purchase Agreement and discussed in detail in the Proxy Statement, which is available on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Assuming satisfaction and/or waiver of such closing conditions, the Company expects the closing of the transaction to occur during the first half of September 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	September 4, 2025		/s/ Keith Schroeder
		Name:	Keith Schroeder
		Title:	Interim Co-Chief Executive Officer, Chief Financial Officer and Secretary
(Principal Executive Officer and Principal Financial Officer)